UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2013

CVR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

CVR Energy, Inc.’s subsidiaries, Coffeyville Resources, LLC (“CRLLC”) and Coffeyville Finance Inc. (together with CRLLC, the “Issuers”), have issued a redemption notice for the redemption in cash of all of their $222,750,000 outstanding 10 7/8% Second Lien Senior Secured Notes due 2017 (the “Notes”). On February 22, 2013 (the “Redemption Date”), the Issuers will redeem all Notes then outstanding at a redemption price of 100% of the principal amount thereof, plus an applicable premium (as defined in the indenture governing the Notes), plus accrued and unpaid interest to, but not including, the Redemption Date.

The notice to holders specifying the terms, conditions and procedures for the redemption is available through The Depository Trust Company and the paying agent, Wells Fargo Bank, National Association.

A copy of the press release describing the redemption is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In accordance with the terms of the indenture, the Issuers have deposited funds sufficient to redeem the Notes on the Redemption Date and accordingly, the indenture governing the Notes has been satisfied and discharged in accordance with its terms as of the date hereof.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being “furnished” as part of this Current Report on Form 8-K:

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2013

CVR ENERGY, INC.

By:	/s/ Edmund S. Gross
Edmund S. Gross
Senior Vice President, General Counsel and Secretary